Exhibit 4.3

______________________________________________________________________________

LOAN PURCHASE AGREEMENT

Dated as of _________, 2003

by and among

[ORIGINATOR]

BICEP CONDUIT, LLC,

and

BANCCAP FUNDING, LLC

______________________________________________________________________________

TABLE OF CONTENTS

Page

Section 1.

Definitions

1

Section 2.

Interest Calculations

8

Section 3.

Purchases and Sales

9

Section 4.

Fees and Expenses

10

Section 5.

Establishment of BASIC Trusts

10

Section 6.

Defective Mortgage Files; Repurchases of Mortgage Loans

12

Section 7.

Representations and Warranties Regarding the Seller,
the Buyer and the Servicer

13

Section 8.

Representations and Warranties of the Seller Regarding the
Mortgage Loans

17

Section 10.

Merger or Consolidation of the Seller

18

Section 11.

The Seller’s Covenants Regarding Transfer of Servicing

18

Section 12.

Authorized Representatives

22

Section l3.

Notices

22

Section 14.

Governing Law

22

Section 15.

Assignment

23

Section l6.

Counterparts

23

Section 17.

Amendment

23

Section 18.

Severabilitv of Provisions

23

Section 19.

No Agency; No Partnership or Joint Venture

23

Section 20.

Arbitration

23

Section 21.

Confidentiality

23

Section 22.

Further Assurances

23

Section 23.

Legal Costs

23

Exhibit A -- Form of Conveyance Agreement

Exhibit B -- Contents of Mortgage File

Exhibit C -- Authorized Representatives

Exhibit D -- Applicable Pool Parameters

Exhibit E -- Representations and Warranties

Exhibit F -- Form of Opinion

THIS LOAN PURCHASE AGREEMENT, dated as of _____ __, 2003, among [Originator], as seller ("___" or the "Seller"), BICEP Conduit, LLC, ("BICEP” or "Buyer") and BancCap Funding, LLC, as Program Administrator,

WITNESSETH THAT:

WHEREAS, Seller is an originator of mortgage loans which Seller desires to include in securitization transactions sponsored by the Buyer; and

WHEREAS, Buyer desires to include such mortgage loans in its securitization transactions; and

WHEREAS, Seller and Buyer desire that the Program Administrator manage the Program; and

 NOW, THEREFORE, in consideration of the foregoing and the mutual agreements herein contained, the parties hereto hereby agree as follows:

Section 1.

Definitions. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Section.

Accepted Servicing Practices: As defined in the Pooling and Servicing Agreement, Trust Agreement, Servicing Agreement or similar agreement(s) (“BASIC Pooling Agreement”) relating to the applicable BASIC Trust.

Additional Initial Reserve Amount: With respect to any Securitized Loan Pool, any additional amount required to be added to the Reserve Amount in connection with the conveyance of such Securitized Loan Pool to the related BASIC Trust (including conveyances of any "pre-funded" Mortgage Loans). The parties acknowledge that their expectation is that the Additional Initial Reserve Amount will be zero.

Additional Representations and Warranties. With respect to any Pool, the additional representations and warranties made by the Seller with respect thereto, as set forth in the related Conveyance Agreement and agreed to by the Buyer and the Seller.

Advances: Any "Delinquency Advances", any Servicing Advances and any Nonrecoverable Advances as may be required in connection with a Securitized Loan Pool, as defined in the "BASIC Pooling Agreement" or similar agreement relating to the applicable BASIC Trust.

Agreement. This Loan Purchase Agreement and all amendments hereof and supplements hereto.

Applicable Pool Parameters: For purposes of this Agreement only, those pool parameters set forth on Exhibit D hereto, as such Exhibit D may be revised from time to time by the Buyer.

Applicable Pool Balance: With respect to any Pool as of any Distribution Date, the aggregate Principal Balances of the Mortgage Loans in such Pool as of the opening of business on the first day of the prior calendar month.

Applicable Rate: The "Pass-Through Rate(s)" for the related classes of securities for the related period; such "Pass-Through Rate(s)" may be either the actual rates or, in the case of a derivative, such derivative hedged rate(s).

Appraised Value: The appraised value of any Mortgaged Property based upon the appraisal or other valuation made at the time of the origination of the related Mortgage Loan; or, (i) in the case of a Mortgage Loan which is a purchase money mortgage or in the case of a home which is purchased within the last twelve (12) months (other than pursuant to a lease option) the sale price of the Mortgaged Property at such time of originations, if such sale price is less than such appraised value or (ii) in the case of a Mortgage Loan in which the home has been purchased as part of a lease option, the appraised value of the Mortgaged Property at such time of sale, if the sale price is less than such appraised value.

ARM: A Mortgage Loan which bears an adjustable rate of interest.

Authorized Representatives: As defined in Section 16 hereof.

BASIC Pooling Agreement: Any pooling and servicing or other trust agreement pursuant to which a BASIC Trust is established.

BASIC Trust:  Any trust which the Buyer may from time to time sponsor for the purpose of securitizing, among other things, all or a portion of the Mortgage Loans and selling the interests therein to investors.

Business Day:  Any day other than (a) a Saturday or a Sunday, or (b) a day on which national banks in the states of California, Illinois, New York or Delaware are required or authorized by law, executive order or governmental decree to be closed.

Buyer Information: As defined in Section 5(c) hereof.

Closing Date: With respect to any Pool, the date established as the "Closing Date" in the related Conveyance Agreement.

Combined Loan-to-Value Ratio: With respect to any First Mortgage Loan, the percentage equal to the Original Principal Amount of the related Note divided by the Appraised Value of the related Mortgaged Property and with respect to any Second Mortgage Loan, the percentage equal to (a) the sum (i) the remaining principal balance, as of origination of the Second Mortgage Loan, of the Senior Lien note(s) relating to such Second Mortgage Loan, and (ii) the Original Principal Amount of the Note relating to such Second Mortgage Loan, divided by (b) the Appraised Value.

Conveyance Agreement: With respect to the purchase of a Pool, the Conveyance Agreement in substantially the form of Exhibit A hereto executed with respect thereto.

Credit Enhancer: Any financial guarantor or other financial institution which provides third-party credit enhancement with respect to a BASIC Trust.

Cut-Off Date: With respect to any Pool, the date established as the "Cut-Off Date" in the related Conveyance Agreement.

Cut-Off Date Principal Balance: As to any Mortgage Loan, its Principal Balance as of the opening of business on the related Cut-Off Date.

Defect: As to any Mortgage Loan, (a) a failure of any document in the Mortgage File to correspond substantively to the information set forth on the Mortgage Loan Schedule or (b) the absence of a required document or required information from a Mortgage File if such failure or absence in the reasonable opinion of the Buyer materially and adversely affects the collectibility or value of the Mortgage Loan.

Defective Mortgage Loan: Any Mortgage Loan which is required to be repurchased by the Seller pursuant to Section 5(b), 5(c), 6(b) or 8(c) hereof.

Distribution Date: The 25th day of each month or, if such day is not a Business Day, the Business Day immediately following such 25th day, beginning in the month specified in the related Conveyance Agreement.

Due Date: With respect to any Mortgage Loan the fixed date in each month on which the Mortgagor's Monthly Mortgage Payment is due.

FDIC: The Federal Deposit Insurance Corporation and its successors in interest.

FEMA: The Federal Emergency Management Agency and its successors in interest.

FHLMC: The Federal Home Loan Mortgage Corporation and its successors in interest.

First Mortgage Loan: A Mortgage Loan which constitutes a first priority mortgage lien with respect to any Mortgaged Property.

Fixed Rate Loan: A Mortgage Loan which bears interest at a fixed rate.

FNMA: The Federal National Mortgage Association and its successors in interest.

Initial Reserve Amount: With respect to any Securitized Loan Pool, the initial amount of Reserves relating thereto, as set forth in the related Conveyance Agreement and based upon an initial review by the Credit Enhancer. The parties acknowledge that their expectation is that the Initial Reserve Amount will be zero.

Insurance Policy: Any hazard, flood, title or primary mortgage insurance policy relating to a Mortgage Loan.

Insurance Proceeds: Proceeds paid by any insurer and received by the Servicer during the prior calendar month pursuant to any insurance policy covering a Mortgage Loan or the related Mortgaged Property, and the proceeds from any fidelity bond or errors and omission policy, net of any component thereof covering any expenses incurred by or on behalf of the Servicer.

Issuance Costs: With respect to any Securitized Loan Pool, all costs incurred by the Seller and by the Buyer in connection with the purchase and sale of a Pool, the establishment of the related BASIC Trust and the sale of mortgage-backed securities by such BASIC Trust, including, without limitation, legal, accounting, printing, initial Trustee's fee, the Underwriter's discount, initial Credit Enhancer's fee, Rating Agency's fees and other customary costs of issuance.

LIBOR: With respect to each Distribution Date, one-month London Interbank Offered Rate as set forth in the Wall Street Journal as of the prior Business Day.

Liquidated Mortgage Loan: As to any Distribution Date, any Mortgage Loan as to which the Servicer has determined, in accordance with its regular servicing practices during the prior calendar month, that all Liquidation Proceeds which it expects to recover from or on account of such Mortgage Loan have been recovered, which determination may include "charging off' such Mortgage Loan.

Liquidation Expenses: Expenses which are incurred by the Servicer in connection with the liquidation or foreclosure of any Mortgage Loan and not recovered under any insurance policy or from any Mortgagor. Such expenses shall include, without limitation, legal fees and expenses, real estate brokerage commissions, any unreimbursed amount expended by the Servicer respecting the related Mortgage Loan (including, without limitation, amounts voluntarily advanced to correct defaults on each related Senior Lion) and any related and previously unreimbursed Advances.

Liquidation Proceeds: Cash (other than Insurance Proceeds) received in connection with the liquidation of any Mortgaged Property, whether through trustee's sale, foreclosure sale or otherwise received in respect of any Mortgage Loan foreclosed upon (including, without limitation, proceeds from the rental of the related Mortgaged Property).

Monthly Fee: As defined in Section 4(a) hereof.

Monthly Mortgage Payment: With respect to any Mortgage Note, the amount of each fixed monthly payment (other than final balloon payments) payable under such Mortgage Note in accordance with its terms, net of any portion of such monthly payment that represents late payment charges, prepayment or extension fees or collections allocable to payments to be made by Mortgagors for payment of insurance premiums, real estate taxes or similar items.

Mortgage: The mortgage, deed of trust or other instrument creating a first, second or third lien on an estate in fee simple interest in real property securing a Mortgage Loan.

Mortgage File: With respect to any Mortgage Loan, the items set forth on Exhibit B hereto.

Mortgage Loan: Each of the Mortgage Loans sold by the Seller hereunder.

Mortgage Loan Rate: As to any Mortgage Loan, the per annum rate of interest applicable to the calculation of interest thereon.

Mortgage Loan Schedule: With respect to any Pool, the schedule of Mortgage Loans delivered by the Seller with respect thereto on the related Closing Date. Each such schedule shall be delivered in computer-readable form on diskette or CD, and in physical form, as amended from time to time.

Mortgage Note: The note or other instrument of indebtedness evidencing the indebtedness of a Mortgagor under the related Mortgage Loan.

Mortgaged Property: The underlying property securing a Mortgage Loan.

Mortgagor: The obligor under a Mortgage Note.

Net Insurance Proceeds:  Insurance Proceeds from any policy of insurance covering a Mortgage Loan which (a) are applied by the Servicer to reduce the Principal Balance of the related Mortgage Loan and (b) not applied to the restoration or repair of the related Mortgaged Property or released to the related Mortgagor in accordance with the Servicer's regular servicing procedures or the terms of the related Mortgage Loan.

Net Liquidation Proceeds: As to any Mortgage Loan, Liquidation Proceeds net of Liquidation Expenses. For all purposes of this Agreement, Net Liquidation Proceeds shall be allocated first to accrued and unpaid interest on the related Mortgage Loan and then to the Principal Balance thereof.

NIM Proceeds:  The net proceeds received by the Buyer from the sale of net interest margin securities in connection with a securitization.

Nonrecoverable Advances:  With respect to any Mortgage Loan, any Delinquency Advance and any Servicing Advance preciously made and not reimbursed which, in the good faith business judgment of the Servicer, would not be ultimately recoverable.

Offering Document: A prospectus, placement memorandum or other document pursuant to which an Underwriter offers mortgage-backed securities issued by a BASIC Trust.

Operating Agreement:  The Limited Liability Company Operating Agreement of BASIC Residual Holdings LLC, a Delaware limited liability company.

Original Principal:  Amount: With respect to any Mortgage Note, the original principal amount due under such Mortgage Note as of its date of origination.

Other Expenses:  Any additional expenses incurred by the Buyer in connection with the inclusion of the Seller's Mortgage Loans sold by the Seller in an BASIC Trust, including, but not limited to the costs of (i) data integrity review of loan files versus the servicing system, (ii) accountant's "comfort letter" with respect to any of the Seller Information and (iii) third-party due diligence expenses relating to on-site review of the Seller or the Mortgage Loans, to the extent over and above the Buyer's normal expenses for items (i), (ii) and (iii).

Pair-Off Fee: As defined in the Commitment Agreement, dated as of _____ ___, 2002 between the Seller and the Buyer.

Person:  Any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

Pool:  Any group of Mortgage Loans sold by the Seller hereunder and designated as a "pool" for purposes of this Agreement. For convenience, each Pool shall be designated by the year of its sale and lettered sequentially, e.g., 2002-A, 2002-B, etc.

Pool Principal Balance: As of any date, the aggregate Principal Balances of all Mortgage Loans in the related Pool as of such date.

Pool Purchase Price: With respect to any Pool, the sum of (x) the sum of (i) the aggregate Principal Balance of each Mortgage Loan in such Pool as of the opening of business on the related Cut-Off Date and (ii) the product of the Relative Value Percentage times the Securitization Proceeds Percentage times the amount described in clause (i) of this definition and (y) for each Mortgage Loan, interest accrued on the amount described in clause (x) from and including the date to which interest was last paid by the Mortgagor (including any prepaid interest) to but excluding the Closing Date, calculated at the related Mortgage Loan Rate and minus the Servicing Expenses set forth in Section 12f and any Pair-Off Fees due by the Seller.  If any of the Securitization securities are sold after the Securitization Closing, any additional proceeds (including any subsequent NIM proceeds) shall be added to the Pool Purchase Price as if received on the Securitization Closing and paid according to the formula in the preceding sentence.

[Prime: The Prime rate of interest charged from time to time by _____________.]

Principal Balance: As to any Mortgage Loan and any date of determination, the Principal Balance thereof as of the related Cut-Off Date, less all amounts theretofore applied in reduction of such Principal Balance after the related Cut-Off Date; provided, however, that a Mortgage Loan that has become liquidated will be deemed to have a Principal Balance of zero.

Principal Payment: As to any Mortgage Loan and calendar month, all amounts received or, deemed to have been received by the Servicer from or on behalf of the related Mortgagor during such calendar month (including Principal Prepayments) which, at the time of receipt or at the time deemed to have been received, were applied or were required to be applied by the Servicer in reduction of the Principal Balance of such Mortgage Loan.

Principal Prepayment: As to any Mortgage Loan and calendar period, any Mortgagor payment or other recovery in respect of principal on a Mortgage Loan (including Net Liquidation Proceeds) which, in the case of a Mortgagor payment, is received in advance of its Due Date and is not accompanied by an amount as to interest representing scheduled interest for any month subsequent to the month of such payment or was accompanied by instructions from the related Mortgagor directing the Servicer to apply such payments to the Principal Balance of such Mortgage Loan.

Qualified Mortgage: "Qualified Mortgage" shall have the meaning set forth from time to time in the definition thereof at Section 86OG(a)(3) of the Internal Revenue Code of 1986, as amended (or any successor statute thereto).

Qualifying Loan:  Mortgage Loans which (i) conform to the Applicable Guidelines, and (ii) which conform to all Representations and Warranties, as defined in this Agreement and applicable to the related Mortgage Loans.

Rating Agencies: Collectively, all nationally recognized statistical credit rating agencies providing a rating on any class of mortgage-backed securities issued by a BASIC Trust.

[Realized Loss: As to any Liquidated Mortgage Loan, the excess, if any, of (x) the Principal Balance thereof as of the date of liquidation, together with all unreimbursed Advances over (y) the related Net Liquidation Proceeds, if any.]

Related Conduit Agreements:  This Agreement, the Commitment Agreement, the Program Agreement and the Operating Agreement.

Relative Value Percentage:  The percentage assigned by the Program Administrator to a Mortgage Loan or Pool by formula set forth in the Program Agreement.

[REO Property: Any Mortgaged Property as to which title has become vested in the Trustee, the Conduit Acquisition Trust or a BASIC Trust as a result of foreclosure, deed in lieu of foreclosure, etc.]

Representations and Warranties: As defined in Section 8(a) hereof.

Repurchase Price: With respect to any Mortgage Loan repurchased by the Seller pursuant to the provisions hereof, an amount equal to (i) the sum of (A) the Principal Balance multiplied by the Relative Value Percentage of such Mortgage Loan as of the beginning of the calendar month next preceding the Distribution Date on which the proceeds of such repurchase or purchase are required to be distributed, (B) interest computed at the applicable Mortgage Loan Rate on such Principal Balance from the date to which interest was last paid by the Mortgagor to the end of the calendar month immediately preceding such Distribution Date on which such repurchase or purchase occurs and (C) any previously unreimbursed Advances made on or in respect of such Mortgage Loan less (ii) any payments of principal and interest in respect of such Mortgage Loan, made by or on behalf of the related Mortgagor during such calendar month.

Residual Cashflow:  Any excess cashflow paid by a Securitization to the holders of the residual securities.

Second Mortgage Loan: A Mortgage Loan which constitutes a second priority mortgage lien with respect to the related Mortgaged Property.

Securitization:  A periodic securitization of mortgage loans by the Buyer.

Securitization Proceeds:  The net proceeds received by the Buyer from the sale of the securitization securities, after reduction for Issuance Costs and the Initial Reserve Amount.

Securitization Statement:  Each statement delivered to the Seller by the Buyer at the time of establishment of an BASIC Trust containing Mortgage Loans sold by the Seller hereunder, which statement shall set forth the final Reserve Requirement for the related Securitized Loan Pool, the Pass-Through Rate(s) applicable to such Securitized Loan Pool and related information.

Seller:  [Originator], a [state of registration] [form of entity].

Seller Information:  As defined in Section 5(c) hereof.

Seller's Applicable Guidelines: The loan policies and guidelines adopted by the Seller in its discretion for its loan origination activities.

Seller's Transaction Expenses: With respect to any Securitized Loan Pool, the Seller's pro rata share (based upon the relative aggregate principal balances of the Mortgage Loans sold by the Seller to the total aggregate principal balance for all mortgage loans in such Securitized Loan Pool) of the Issuance Costs, which shall be a minimum of 0.__% and a maximum of 0.__% times the aggregate Principal Balance of the related Mortgage Loans.

Senior Lien: With respect to any Second Mortgage Loan, the mortgage loan relating to the corresponding Mortgaged Property having a first priority lien.

Servicer: The Servicer of the related Securitization Trust.

Total Loan-to-Value Ratio:  With respect to any Mortgage Loan, the percentage equal to the sum of (i) the Original Principal Amount of the related Note and (ii) the remaining principal balance(s), as of origination of such Mortgage Loan, of all other note(s) secured by liens, whether senior or subordinate, on the related Mortgaged Property, divided by the Appraised Value of the related Mortgaged Property.

Trustee: The trustee designated by the Buyer.

Underwriter: Collectively, any underwriters or placement agents engaged or consulted by the Buyer in connection with the sale of mortgage-backed securities by a BASIC Trust.

Section 2.

Interest Calculations.  All calculations of interest hereunder, including, without limitation, calculations of interest at the Mortgage Loan Rate, which are made in respect of the Principal Balance of a Mortgage Loan shall be made an a daily basis using a 360-day year, except to the extent that any different convention (e.g., "actual/360", “actual/365") is used with respect to any securities issued by an BASIC Trust.

Section 3.

Purchases and Sales.

(a)

Purchases and sales hereunder shall generally be governed by the terms hereof and the Commitment Agreement.

(b)

Purchases of Qualifying Loans under this Agreement shall occur in minimal Pool sizes of $5,000,000 aggregate Principal Balance. Offers of Pools, document review, servicing transfer and settlement shall initially be performed by following the same procedures mutually agreed to by the Buyer and the Seller at the time of execution of this Agreement, as such procedures may be revised from time to time upon mutual agreement of the Buyer and the Seller.

(c)

To consummate a proposed purchase the Seller and the Buyer shall, on or prior to the related Closing Date, execute and deliver a Conveyance Agreement with respect to the related Pool in substantially the form of Exhibit A hereto. On the related Closing Date, the Buyer shall cause the Pool Purchase Price for the related Pool to be wired to the Seller in immediately available funds.

(d)

In connection with each purchase of a Pool the Buyer shall, pursuant to the related Conveyance Agreement, purchase all of the Seller's right, title and interest to each Mortgage Loan, including all interest accruing thereon and principal received on or with respect to such Mortgage Loan on or after the related Cut-Off Date.

(e)

The Seller agrees to cause its records relating to the Mortgage Loans to indicate that the Mortgage Loans have been sold to the Buyer. The Seller will treat each sale of a Pool as a sale for generally accepted accounting purposes, will reflect such sale on its accounting records, and shall furnish to the Buyer, in connection with the execution of each Conveyance Agreement an officer's certificate certifying to the Seller's treatment of the transactions contemplated hereby as sales, and such other matters as the Buyer may reasonably request.

(f)

Prior to the purchase of the first Pool purchased hereunder the Seller shall cause to be provided to the Buyer and the Trustee an opinion of counsel in a form approved by the    Buyer relating to the execution and delivery of this Agreement by the Seller and attached hereto as Exhibit G. In connection with each subsequent execution of a Conveyance Agreement, the Seller shall provide to the Buyer and the Trustee an officer's certificate in a form approved by the Buyer as to certain legal and factual matters with respect to such sale.

(g)

The [Seller] shall cause at least 10% (by number of loans) of each Pool to be reviewed in accordance with quality control procedures, which are standard in the residential mortgage loan industry. Employees of the Seller or of the Buyer or its affiliates may undertake such review. Copies of all quality control review reports shall be furnished to the Buyer on request.

Section 4.

Fees and Expenses.

(a)

On each Distribution Date the Buyer shall receive a monthly fee ("Monthly Fee"), with respect to each Pool, from cashflows on the related Pool, equal to one-twelfth of [50] basis points times the Applicable Pool Principal Balance as of the first day of the prior calendar month.

Any amounts due to the Buyer hereunder, including, but not limited, to the fees described above, the Pair-Off Fee and any hedging costs, in any case, not paid when due, shall remain payable by the Seller. Such amounts may be funded from any Securitization Proceeds, NIM Proceeds or residual cashflow due to the Seller, or offset against any amounts otherwise payable to Seller by the Buyer or the Servicer under the Related Conduit Agreements.

(b)

The Seller shall pay all the fees and expenses of McKee Nelson of [$25,000] in connection with the preparation of this Agreement, at the time of execution and delivery of this Agreement.

(c)

All expenses of recording assignments of mortgage shall be paid by the Seller. The Servicer shall file all assignments of mortgage unless otherwise determined by the Servicer in its sole discretion.

Section 5.

Establishment of BASIC Trusts.

(a)

In connection with the creation of a BASIC Trust, the Buyer may convey to such BASIC Trust any or all of the Mortgage Loans then held in the Accumulation Pool as of the cut-off date for such BASIC Trust. In connection with any such conveyance to a BASIC Trust, the related Pass-Through Rate(s) and Reserve Requirement applicable to such Mortgage Loans shall be established by the Buyer, the related Underwriter(s) and the related Credit Enhancer. Any such Mortgage Loan so conveyed to a BASIC Trust shall cease to be a "Mortgage Loan" within the meaning of this Agreement and the rights relating thereto shall thenceforth be as provided in the related BASIC Pooling Agreement.

The Seller shall pay the applicable Bond Pricing Discount and the applicable Other Expenses at the time of the establishment of the related BASIC Trust (which amounts may be offset against any amounts due to the Seller).

In connection with the conveyance of any Mortgage Loans to a BASIC Trust the Buyer shall furnish the Seller with the related Securitization Statement.

If the inclusion in an BASIC Trust of Mortgage Loans sold hereby would adversely impact the overall Reserve Requirements or pricing relating to such BASIC Trust, the Buyer, after consulting with the Seller, may segregate such Mortgage Loans as a separate pool and/or "REMIC" in such BASIC Trust, and (but shall not be required to) issue specified classes of securities with respect to such Mortgage Loans. The parties acknowledge their expectation that no such separate treatment should be necessary with respect to Mortgage Loans which are Qualifying Loans. Each such separate pool and/or "REMIC" will have its own Pass- Through Rate and its own Reserve Requirement. Any additional costs relating to such a structure shall constitute "Seller's Transaction Expenses" payable by the Seller.

The Seller shall have the right, prior to the "cut-off-date" for the related BASIC Trust, to substitute for any Mortgage Loan described in the preceding paragraph a replacement Mortgage Loan of similar or better characteristics and unpaid Principal Balance of equal or lesser amount acceptable to the Buyer and which is eligible for inclusion in such BASIC Trust.

(b)

If, in connection with the establishment of a BASIC Trust, any Mortgage Loan in a Securitized Loan Pool is 30 or more days contractually delinquent or such Mortgage Loan is reasonably determined by the Buyer to be ineligible for inclusion in such BASIC Trust, the Buyer shall promptly inform the Seller, and the Seller shall have the option to repurchase such Mortgage Loan in accordance with the provisions of this Section 5 prior to the closing date of such BASIC Trust, to substitute for such Mortgage Loan a replacement Mortgage Loan of similar or better characteristics and with an unpaid Principal Balance of equal or lesser amount reasonably acceptable to the Buyer and which is eligible for inclusion in such BASIC Trust, or to have such ineligible Mortgage Loan remain in the Pool. The Seller shall have the further right, but not the obligation to repurchase any Mortgage Loan in a Pool which is 30 or more days contractually delinquent.

In connection with any such repurchase the Seller shall deliver the Repurchase Price to the Buyer. In connection with any such substitution the Seller shall deliver the substitute Mortgage Loan and the items which constitute the related Mortgage File to the Trustee, and shall deliver to the Buyer the excess of (x) the outstanding Principal Balance of the replaced Mortgage Loan over (y) the outstanding Principal Balance of the substitute Mortgage. In connection with any such repurchase or substitution the Buyer shall cause the Securitization Trust to re-convey the repurchased or replaced Mortgage Loan to the Seller in the manner described in Section 6(b) hereof.

(c)

Upon the reasonable request of the Buyer, the Seller shall supply to the Buyer access to, and information regarding, the Seller, the Mortgage Loans, the Seller's underwriting practices, financial condition and related matters.  The Seller hereby represents and warrants to the Buyer that any such information so furnished by the Seller ("Seller Information") shall be true, correct and complete in all material respects. If requested by the Buyer or Underwriter's counsel, the Seller shall cause an accounting firm that has been approved by the Buyer to provide the Buyer with a letter in a form acceptable to Buyer with respect to any Seller Information. The Seller agrees to use its reasonable best efforts to engage a nationally recognized accounting firm to provide such letter with respect to any Seller Information prior to its initial public offering. The Seller agrees to comply with any reasonable regulatory and quality control requirements requested by the Buyer based upon the Buyer's review of Seller Information and other review of the Seller's origination activities.

The Seller shall indemnify and hold the Buyer harmless from any losses suffered by the Buyer and its affiliates as a result of (i) any misstatement in, or omission from, any Seller Information which materially adversely affects the Buyer or (ii) any breach by Seller of any representation or warranty set forth in Section 7(a) hereof but only as it relates to Seller's performance and obligations under this Agreement.

The Buyer shall indemnify and hold Seller and its affiliates harmless from any losses suffered by the Seller as a result of (1) any misstatement in, or omission from any Buyer Information or (ii) any breach by the Buyer of any representation or warranty set forth in Section 7(b) hereof but only as it relates to the Buyer's performance and obligations under this Agreement. "Buyer Information" means any information in any Offering Document other than Seller Information.

(d)

The Seller agrees to cooperate reasonably and in good faith with the Buyer, its attorneys and accountants, Credit Enhancers, Underwriters and Rating Agencies in connection with the establishment of each BASIC Trust. The Buyer agrees to cooperate reasonably with the Seller, its attorneys and accountants in connection with the transfer of Qualifying Loans to a BASIC Trust.

(e)

The Seller acknowledges that, to the extent it, at or prior to the time of the formation of a Securitized Loan Pool, elects not to repurchase any Mortgage Loan pursuant to its repurchase options set forth in this Section 5, the Reserve requirements and/or the Initial Reserve Amount applicable to the related Securitized Loan Pool is likely to increase substantially.

Section 6.

Defective Mortgage Files; Repurchases of Mortgage Loans.

(a)

If the Seller is informed by the Trustee, the Servicer or the Buyer that any material document constituting a part of a Mortgage File has not been executed or received or is unrelated to the Mortgage Loans identified in the related Mortgage Loan Schedule, the Seller shall have a period of 30 days after such notice within which to correct or cure any such Defect.

(b)

If the Trustee, Credit Enhancer, the Servicer or the Buyer has notified the Seller of a Defect in a Mortgage File and the Defect remains uncured to the satisfaction of the Buyer, the Seller shall, not later than 30 days after receipt of notice of such Defect, and provided that such Defect has not been cured to the Buyer's reasonable satisfaction, repurchase the related Mortgage Loan (including any property acquired in respect thereof and any insurance policy or insurance proceeds with respect thereto) at a price equal to the Repurchase Price, which shall be accomplished by delivery of such amount by the Seller to the Buyer.

Upon receipt by the Buyer of the Repurchase Price for a Defective Mortgage Loan, the Buyer shall cause the Securitization Trust to execute and deliver such instrument of transfer or assignment presented to it by the Seller, in each case without recourse, as shall be necessary to vest in the Seller legal and beneficial ownership of such repurchased Defective Mortgage Loan (including any property acquired in respect thereof or insurance policy or insurance proceeds with respect thereto).

(c)

In the event that the Seller fails, within the time periods specified in this Agreement, to cure any material Defect in a Mortgage File, the Buyer, in addition to any rights it may have under paragraph (b) above, shall have the right thereafter to receive any Securitization Proceeds, NIM Proceeds and any Residual Cashflow otherwise payable to the Seller hereunder or under the Related Conduit Agreements, but not more than the actual loss suffered by the Buyer.

(d)

The remedies described in paragraphs (b) and (c) above, together with all other remedies the Buyer may have at law or in equity, shall survive any resignation or termination of the Servicer.

Section 7.

Representations and Warranties Regarding the Seller, the Buyer and
the Servicer.

(a)

The Seller hereby represents and warrants to the Buyer, the Servicer and their respective successors and assigns that, as of the date hereof:

(i)

The Seller is a [corporation] duly organized, validly existing and in good standing under the laws of the State of [California] and has all licenses and qualifications necessary to carry on its business as now being conducted and to perform its obligations hereunder; the Seller has the power and authority to execute and deliver this Agreement and the Related Conduit Agreements, and to perform its obligations in accordance herewith; the execution, delivery and performance of this Agreement and the Related Conduit Agreements, (including any Conveyance Agreement and any other instruments of transfer to be delivered pursuant to this Agreement) by the Seller and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and do not violate the organization documents of the Seller, contravene or violate any law or regulation applicable to the Seller or contravene, violate or result in any breach of any provision of, or constitute a default under, or result in the imposition of any lien on any assets of the Participant pursuant to the provisions of, any mortgage, indenture, contract, agreement or other undertaking to which the Seller is a party or which purports to be binding upon the Seller or any of the Seller’s assets; this Agreement and the Related Conduit Agreements evidence the valid and binding obligation of the Seller enforceable against the Seller in accordance with their terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditor’s rights generally or the application of equitable principles in any proceeding, whether at law or in equity; the Seller is in good standing as a foreign corporation in each jurisdiction in which the nature of its business, or the properties owned or leased by it make such qualification necessary except where the failure to so qualify would not materially adversely affect the Seller’s business or its performance under this Agreement and the Related Conduit Agreements;

(ii)

All actions, approvals, consents, waivers, exemptions, variances, franchises, orders, permits, authorizations, rights and licenses required to be taken, given or obtained, as the case may be, by or from any federal, state or other governmental authority or agency, that are necessary in connection with the execution and delivery by the Seller of this Agreement or the Related Conduit Agreements, have been duly taken, given or obtained, as the case may be, are in full force and effect, are not subject to any pending proceedings or appeals (administrative, judicial or otherwise) and either the time within which any appeal therefrom may be taken or review thereof may be obtained has expired or no review thereof may be obtained or appeal therefrom taken, and are adequate to authorize the consummation of the transactions contemplated by this Agreement on the part of the Seller and the performance by the Seller of its obligations under this Agreement or the Related Conduit Agreements;

(iii)

There is no action, suit, proceeding or investigation pending or, the best of the Seller’s knowledge, threatened against the Seller which, either in any one instance or in the aggregate, would result in any material adverse change in the business, operations, financial condition of the Seller or in any material impairment of the right or ability of the Seller to carry on its business substantially as now conducted, or in any material liability on the part of the Seller or that would draw into question the validity of this Agreement or the Related Conduit Agreements or the Mortgage Loans or of any action taken or to be taken in connection with the obligations of the Seller contemplated herein, or which would be likely to impair the ability of the Seller to perform under the terms of this Agreement or the Related Conduit Agreements;

(iv)

The Seller is not in default with respect to any mortgage, indenture, contract, agreement or other undertaking to which the Seller is a party or which purports to be binding upon the Seller or any of the Seller’s assets, or with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default would have consequences that would materially and adversely affect the condition (financial or other) or operations of the Seller or its properties or would be likely to impair the ability of the Seller to perform under the terms of this Agreement or the Related Conduit Agreements;

(v)

The transfer, assignment and conveyance of the Mortgage Loans by the Seller pursuant to this agreement are not subject to the bulk transfer laws or any similar statutory provisions in effect in any applicable jurisdiction;

(vi)

All information supplied by the Seller to the Buyer, the Program Administrator, the Servicer or the Trustee is true and correct in all material respects, and does not omit to state a material fact necessary to make the statements set forth in such information not misleading;

(vii)

The Seller has tangible net worth (defined as total shareholders equity less goodwill) as determined in accordance with generally accepted accounting principles equal to [1,000,000];

(viii)

The Seller will receive fair consideration and reasonably equivalent value in exchange for the sale of the related Mortgage Loans;

(ix)

The Seller is solvent, and the Seller will not be rendered insolvent as a result of the sale of any Pool of Mortgage Loans to the Buyer; the Seller will not sell any interest in any Mortgage Loan with any intent to hinder, delay or defraud any of its respective creditors;

(x)

The origination practices used and to be used by the Seller with respect to the Mortgage Loans have been, and will be, in all material respects, legal, proper and customary in the mortgage loan lending and servicing business and consistent with the Related Conduit Agreements and the Program Guidelines as amended by the Pool Parameters.

(xi)

Other than the resolutions executed contemporaneously with the execution of this Agreement by the Seller or the Seller’s Board of Directors or Shareholders, there are no votes, consents or actions of the Seller or the Seller’s Board of Directors or Shareholders needed to effect any term or provision of this agreement;

(xii)

All financial statements of the Seller furnished to the Buyer are true and complete, fairly present the financial position of the Seller, and do not omit to disclose any material liabilities, contingent or otherwise, and

(xiii)

All such financial statements have been prepared in accordance with generally accepted accounting principles in a manner consistently applied over time.  The terms and provisions of this Agreement and the Related Conduit Agreements are contemplated by and are expressly permissible under the Articles of Incorporation and Bylaws.

The representations and warranties set forth in this paragraph (a) shall survive the sale and assignment of the Mortgage Loans by the Participant hereunder.  Upon discovery of a material breach of any of the foregoing representations and warranties, the Buyer or the Services shall give prompt written notice to the Seller.  Within 30 days of the earlier of its discovery or its receipt of notice of breach, the Seller shall cure such breach to the satisfaction of the Buyer.

(b)

The Buyer hereby represents and warrants to the Seller and the Servicer that, as of the date hereof:

(i)

The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; the Buyer has the power and authority to execute and deliver this Agreement and to perform its obligations in accordance herewith; the execution, delivery and performance of this Agreement (including any Conveyance Agreement executed by the Buyer on behalf of the Conduit Acquisition Trust and any other instruments of transfer to be delivered pursuant to this Agreement) by the Buyer and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and do not violate the organization documents of the Buyer, contravene or violate any law or regulation applicable to the Buyer or contravene, violate or result in any breach of any provision of, or constitute a default under, or result in the imposition of any lien on any assets of the Buyer pursuant to the provisions of, any mortgage, indenture, contract, agreement or other undertaking to which the Buyer is a party or which purports to be binding upon Buyer or any of Buyer's assets; this Agreement evidences the valid and binding obligation of the Buyer enforceable against the Buyer in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditor's rights generally or the application of equitable principles in any proceeding, whether at law or in equity;

(ii)

All actions, approvals, consents, waivers, exemptions, variances, franchises, orders, permits, authorizations, rights and licenses required to be taken, given or obtained, as the case may be, by or from any federal, state or other governmental authority or agency, that are necessary in connection with the execution and delivery by the Buyer of this Agreement or the Related Conduit Agreement, have been duly taken, given or obtained, as the case may be, are in full force and effect, are not subject to any pending proceedings or appeals (administrative, judicial or otherwise) and either the time within which any appeal therefrom may be taken or review thereof may be obtained has expired or no review thereof may be obtained or appeal therefrom taken, and are adequate to authorize the consummation of the transactions contemplated by this Agreement on the part of the Buyer and the performance by the Buyer of its obligations under this Agreement;

(iii)

There is no action, suit, proceeding or investigation pending or, to the best of the Buyer's knowledge, threatened against the Buyer which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Buyer or in any material impairment of the right or ability of the Buyer to carry on its business substantially as now conducted, or in any material liability on the part of the Buyer or which would draw into question the validity of this Agreement or of any action taken or to be taken in connection with the obligations of the Buyer contemplated herein, or which would be likely to impair the ability of the Buyer to perform under the terms of this Agreement; and

(iv)

The Buyer is not in default with respect to any mortgage, indenture, contract, agreement or other undertaking to which the Buyer is a party or which purports to be binding upon Buyer or any of Buyer's assets, or with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Buyer or its properties or might have consequences that would adversely affect its performance hereunder.

The representations and warranties set forth in this paragraph (b) shall survive the sale and assignment of the Mortgage Loans by the Seller hereunder. Upon discovery of a breach of any of the foregoing representations and warranties which materially and adversely affects the interests of the Seller, the Seller shall give prompt written notice to the Buyer. Within 30 days of its discovery or its receipt of notice of breach, the Buyer shall cure such breach in all material respects.

Section 8.

Representations and Warranties of the Seller Regarding the Mortgage
Loans.

(a)

Set forth in Exhibit E hereto is a listing of representations and warranties which will be deemed to have been made by the Seller to the Buyer, the Servicer and the Trustee in connection with each purchase of a Pool with respect to the Mortgage Loans in such Pool. In addition, the Buyer may, pursuant to a Conveyance Agreement with respect to the Mortgage Loans in the related Pool, delete or modify any of such representations and warranties, or may add additional representations and warranties ("Additional Representations and Warranties").  The representations and warranties listed in Exhibit E hereto, together with any Additional Representations and Warranties, are the "Representations and Warranties".

It is understood and agreed that the Representations and Warranties shall survive the sale and assignment of the Mortgage Loans to a BASIC Trust. Upon discovery by the Seller, the Servicer or the Buyer of a breach of any of the Representations and Warranties (without regard to any limitation set forth in such Representation or Warranty concerning the knowledge of the Seller as to the facts stated therein so long as the Seller is required to repurchase the related Mortgage Loan or Mortgage Loans pursuant to the related BASIC Pooling Agreement without regard to any similar limitation), which breach, in the reasonable opinion of the Buyer, materially and adversely affects the value, collectibility or marketability of the related Mortgage Loan or Mortgage Loans, the party discovering such breach shall give prompt written notice to the other party and the Seller shall be required to take the remedial actions required by Section 8(b) hereof within the time periods required pursuant thereto.

(b)

Within 30 days of the earlier of its discovery or its receipt of notice of breach, the Seller shall use all reasonable efforts to cure such breach to the reasonable satisfaction of the Buyer. Unless, prior to the expiration of such 30 day period, such breach has been cured or otherwise does not exist or continue to exist, the Seller shall repurchase such Mortgage Loan (including any property acquired in respect thereof and any insurance policy or insurance proceeds with respect thereto) in the same manner and subject to the same conditions as set forth in Section 6 hereof. Upon making any such repurchase, the Seller shall be entitled to receive an instrument of assignment or transfer from the Trustee, without recourse to the Buyer or the Trustee, to the same extent as set forth in Section 6 hereof with respect to the repurchase of Defective Mortgage Loans under that Section.

(c)

In the event that the Seller fails, within the time periods specified in this Agreement, to cure any material breach of a Representation and Warranty, the Buyer shall have the right thereafter to receive any Securitization Proceeds, NIM Proceeds and Residual Cashflow otherwise payable to the Seller, but not in excess of any actual loss suffered by the Buyer.

(d)

The remedies described in paragraphs (c) and (d) above, together with all other remedies the Buyer may have at law or in equity, shall survive any resignation or termination of the Servicer.

(e)

Additional Representatives and Warranties to be added to this Agreement shall only be added upon the mutual agreement of the Buyer and the Seller or if required by a Credit Enhancer, any Rating Agencies or any Underwriter.

Section 9.

Reserved.

Section 10.

Merger or Consolidation of the Seller.  Any corporation or other entity (i) into which the Seller may be merged or consolidated, (ii) which may result from any merger, conversion or consolidation to which the Seller shall be a party, or (iii) which may succeed to all or substantially all of the business of the Seller, which corporation or other entity shall, in any case where an assumption shall not be effected by operation of law, execute an agreement of assumption to perform every obligation of the Seller under this Agreement, shall be the successor to the Seller hereunder without the execution or filing of any document or any further act by any of the parties to this Agreement, except that if the Seller in any of the foregoing cases is not the surviving entity, then the surviving entity shall execute and deliver to the Buyer, the Servicer and to the Trustee an agreement of assumption to perform every obligation of the Seller hereunder.

Section 11.

The Seller’s Covenants Regarding Transfer of Servicing

The Program Agreement requires the Seller to cause the actual servicing of each Mortgage Loan to be placed directly with the Servicer prior to a Securitization.  If the servicing of a Mortgage Loan has not been transferred before Securitization, the Seller shall cause the actual servicing to be placed with the Servicer, in accordance with the following:

(a)

Notice of transfer of Servicing.  The Seller or its designated agent approved by the Buyer shall, in accordance with applicable law, mail or cause to be mailed to the related Mortgagor a letter in the form attached hereto as Exhibit G advising the Mortgagor of the boarding of the servicing thereof with the Servicer; provided, however, that the Seller alone shall remain responsible for serving each Mortgage Loan until the servicing is transferred to the Servicer;

(b)

Notice to Taxing Authorities and Insurance Companies.  With respect to any mortgage Loan as to which the Seller or a servicer on Seller’s behalf maintains an Escrow Account, the Seller shall transmit or cause to be transmitted to the applicable taxing authorities and insurance companies or agents, notification of the transfer of the servicing to the Servicer and instructions to deliver all notices, tax bills and insurance statements, as the case may be, to the Servicer from and after the Transfer Date.  Such notices shall specify the Mortgage Loan number assigned by the Servicer and the new mortgage clause.  The Seller shall provide the Servicer copies of all such notices or cause copies of all such notices to be provided to the Servicer;

(c)

Mortgagor Payments Received Prior to Transfer Date.  Prior to the related Transfer Date the Seller shall remit or cause to be remitted any Mortgagor Payments received by it or any servicer on Seller’s behalf after the related Sale Date to the Servicer in accordance with Section 2.04.  The Servicer shall properly apply all Principal Collections received by it with respect to each Mortgage Loan prior to the Transfer Date to reduce the outstanding principal balance of the related Mortgage Loan in accordance with the provisions thereof.  The Seller and the Buyer shall cause the Servicer, pursuant to the terms of the Servicing Agreement, to assume full responsibility for the timely, necessary and appropriate legal application of all Monthly Payments and other collections and recoveries on the Mortgage Loan received by it prior to the Transfer Date;

(d)

Mortgagor Payments Received on or After Transfer Date.  On or after Transfer Date with respect to any Mortgage Loan, the Seller shall forward or cause to be forwarded to the Servicer on a daily basis by wire transfer, overnight courier or hand delivery any Mortgagor Payments received by it on or after the related Cut-Off Date in the original form of remittance by the Mortgagor, unless such payments have been received in cash, in which case the Seller shall forward or cause to be forwarded such payments in a form acceptable to the Servicer.  The Seller shall notify the Servicer of the particulars of the payment, which notification shall set forth sufficient information to permit timely and appropriate processing of the payment by the Servicer;

(e)

Misapplied Payments.  Misapplied payments shall be processed as follows:

(i)

Seller, Buyer and Servicer shall cooperate with each other to the fullest extent necessary in correction misapplication errors;

(ii)

Any of Seller, Buyer or Servicer receiving notice of a Misapplied Payment occurring prior to the Transfer Date and discovered after the Transfer Date and should immediately notify each other such Person;

(iii)

If a Misapplied Payment, which occurred prior to the Transfer Date, cannot be identified and such Misapplied Payment has resulted in a shortage in an Escrow Account, the Seller shall be liable for the amount of such shortage.  The Seller shall pay to the Servicer the amount of such shortage in an Escrow Account, in each case within five Business Days after receipt of written notice of such shortage therefor from the Buyer or the Servicer.  If a Misapplied Payment has resulted in an overage in an Escrow Account, the Servicer shall withdraw such amount from the related account and pay it over to the Seller within five Business Days of the determination of such overage;

(iv)

To assure that the Purchase Price properly reflects the principal balance of the Mortgage Loans as of the Cut-Off Date, within forty five (45) days following the Transfer Date and in no event later than the related Closing Date, an officer of the Servicer shall reconcile the principal balance of each Mortgage Loan as of the related Cut-Off Date and furnish a copy of such reconciliation to the Seller and to the Buyer.  If a Misapplied Payment which occurred prior to the sale date or other error in determining the principal balance of the Mortgage Loan has created an incorrect Purchase Price as the result of an inaccurate outstanding principal balance, a check shall be issued to the party shorted by the Misapplied Payment within five Business Days after notice thereof by the other party.  Any such calculation of a Purchase Price shall be in accordance with the definition thereof; and

(v)

Any check issued under the provisions of this Section 2.03(e) shall be accompanied by a statement indicating the corresponding Seller and Servicer Mortgage Loan identification number (as assigned by the Servicer) and an explanation of the allocation of any such payments;

(f)

IRS Forms.  The Seller shall file, or cause to be filed by the related interim servicer, all IRS Forms 1098, 1099 or 1041 and K-1, which forms are required to be filed as a result of events occurring prior to the related Sale Date, not later than the date on which such forms are required by law to be filed in relation to the servicing and ownership of the Mortgage Loans; the Buyer or the Servicer shall make all such required filings thereafter.  Each of the Seller and the Servicer shall provide copies of such forms to the other such Persons upon request and shall reimburse the other party for any costs or penalties incurred by such other Persons due to the failure to comply with this paragraph.  Each of the Seller, the Servicer shall provide an IRS Form W9 (or equivalent documentations), upon request of the other such Persons, on all Mortgage Loans on which such form is required by the IRS.  Each of the Seller and the Servicer shall reimburse the other party for any costs or penalties incurred by the other Persons due to the failure to provide each such IRS Form W9;

(g)

Record Title.  In connection with the delivery of the Mortgage File to the Custodian, the Seller shall deliver to the Custodian on behalf of the Buyer each Assignment of Mortgage in recordable form (exclusive of recording information not yet provided by the recording office).  The Seller, at the direction of the Buyer, shall cause such Assignments of Mortgage to be recorded in the name of the Buyer or its designee in accordance with information obtained by the Seller or provided by the Buyer.  The Seller shall use its best efforts to deliver to the Custodian on behalf of the Buyer each original recorded Mortgage and the recording information for each related Assignment of Mortgage within 120 days of the Closing Date and in no event more than five Business Days after receipt thereof by the Seller.  Periodically as reasonably requested by the Buyer, but not more frequently than once a month, the Custodian shall deliver to the Buyer and the Seller an Exception Report specifying any exceptions to the Mortgage Loan Documents.  The Seller shall promptly reimburse the Buyer (or funds for any required recording under the securitization shall constitute Securitization Closing Expenses or, if incurred after the Securitization Closing Date, if not already paid by the Seller, be payable from payments owed to the Seller) for all recording fees and other costs or expenses in connection therewith;

(h)

No Solicitation.  From and after the effective date of this Agreement, the Seller and its respective affiliates, shall not directly or indirectly solicit, by means of direct mail, or telephonic or personal solicitation, the Mortgagors for purposes of prepayment or refinance or modification of Mortgage Loans.  It is understood and agreed that (i) promotions undertaken by the Seller or any affiliate of the Seller which are directed to the general public at large, including without limitation mass mailings based on commercially acquired mailing lists, newspaper, radio and television advertisements, and (ii) unsolicitated requests made by customers to retail branches of the Seller and loan packages submitted on wholesale basis shall not constitute solicitations under this Section;

(i)

Interim Servicing.  The Seller or its designated agent approved by the Buyer shall service the Mortgage Loans until the related Transfer Date in compliance with all of the terms and provisions of this Agreement and customary servicing procedures of prudent servicers servicing mortgage loans like the Mortgage Loans; provided, however, that the Seller alone shall remain responsible for its servicing obligations hereunder until the Servicer assumes the servicing obligations hereunder.  On or prior to the Monthly Determination date immediately following the related Transfer Date, the Seller and the Servicer shall resolve any discrepancies between the Seller’s accounting statement and the Servicer’s reconciliation with respect thereto and, not later than such Monthly Determination Date, the Seller or the Buyer, as the case may be, shall transfer to the other, in immediately available funds by wire transfer, any amounts to which the other party is entitled.

For so long as the Seller acts as the interim servicer with respect to any Mortgage Loans, the Seller shall deposit payments received by it into the Interim Collection Account and shall remit via wire transfer, hand delivery or overnight mail to the Servicer on a daily basis, within two Business days after receipt thereof, all payments received in respect of such Mortgage Loans on and after the related Cut-Off Date (except Escrow Payments).  The Seller shall keep track of the payments received, and concurrently with any such deposit, the Seller shall give the Servicer a notification of deposit in a form mutually agreeable to the Seller and the Servicer.  Within three Business Days after the end of each Remittance Period, the Seller shall furnish a summary of such remittances to the Buyer, the Servicer and the Program Administrator for such Remittance Period.

The Seller shall indemnify and hold the Servicer, the Buyer and the Program Administrator harmless against any and all losses and damages which the Buyer, the Servicer or the Program Administrator may sustain as a result of any breach by the Seller of its interim servicing obligations hereunder.

(j)

The "Servicing Expenses" payable by the Seller shall be as follows:

(i)

in the event no "lifetime" tax contracts are presently in force which are assignable to Servicer, Seller agrees to reimburse the Servicer for the cost of purchasing a tax contract for each Mortgage Loan in this category.

(ii)

The Seller agrees to reimburse the Servicer and/or the Buyer for any recordation fees the Servicer and/or the Buyer incurs pursuant to this Agreement and the Related Conduit Agreements upon purchase of the Mortgage Loans from the Seller.

(k)

The Seller shall indemnify and hold the Servicer its affiliates, and each of their officers, directors, employees and agents harmless from and shall reimburse the Servicer for any losses, damages, deficiencies, claims, penalties, forfeitures, causes of action or expenses of any nature (including reasonable attorneys' fees) incurred by Servicer which arise out of or result from:

(i)

the material inaccuracy of any representation of the Seller contained in this Agreement or material breach of any warranty, covenant or agreement made or to be performed by the Seller pursuant to this Agreement;

(ii)

the failure of the originator of any Mortgage Loan to originate such Mortgage Loan in accordance with applicable law;

(iii)

the failure of any prior servicer to service the Mortgage Loan in accordance with applicable law and any agreement under which it may have serviced such Mortgage Loan;

(iv)

any matters that occurred prior to the transfer date for the servicing of the Mortgage Loan involved or any incomplete or incorrect Mortgage Loan data, records, or information provided in connection with the origination or prior servicing of any Mortgage Loans;

(v)

the Seller's failure to fulfill any servicing responsibilities not assumed by Servicer or otherwise resulting from the Seller's preventing, hampering or impeding Servicer's performance of its duties and responsibilities under this Agreement; or

(vi)

any litigation or claim with respect to the Mortgage Loans arising out of, or resulting from, the Seller's failure to observe the terms and covenants of the Mortgage Loans or this Agreement, including specifically any litigation relating to adjustable rate mortgage loans.

Section 12.

Authorized Representatives.  The names of the officers of the Seller and the Buyer who are authorized to give and receive notices, requests and instructions and to deliver certificates and documents in connection with this Agreement on behalf of the Seller and the Buyer, respectively ("Authorized Representatives"), are set forth on Exhibit C, along with the specimen signature of each such officer. From time to time, the Seller, the Servicer or the Buyer, as applicable, may, by delivering to the other parties hereto a revised exhibit, change the information previously given.

Section l3.

Notices. All demands, notices and communications relating to this Agreement shall be in writing and shall be deemed to have been duly given when received by the other party or parties at the address shown below, or such other address as may hereafter be furnished to the other party or parties by like notice. Any such demand, notice or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressee.

If to the Seller:

[

                                                   ]

If to the Buyer:

BICEP Conduit, LLC

553 Capital Drive

Lake Zurich, Illinois  60047

Attention: Michael Trickey

Telecopy: 847-540-6548

Section 14.

Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California, without regard to conflict of laws rules applied in the State of California.

Section 15.

Assignment.  No party to this Agreement may assign its rights or delegate its obligations under this Agreement without the express written consent of the other parties, except as otherwise set forth in this Agreement.

Section l6.

Counterparts. For the purpose of facilitating the execution of this Agreement and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed to be an original, and together shall constitute and be one and the same instrument.

Section 17.

Amendment. This Agreement may be amended from time to time by the Seller, the Buyer and the Servicer only by a written instrument executed by such parties.

Section 18.

Severabilitv of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

Section 19.

No Agency; No Partnership or Joint Venture. None of the Seller nor the Buyer is the agent or representative of one or both of the others, and nothing in this Agreement shall be construed to make either of the Seller or the Buyer liable to any third party for services performed by it or for debts or claims accruing to it against the other party. Nothing contained herein nor the acts of the parties hereto shall be construed to create a partnership or joint venture between the Buyer and the Seller.

Section 20.

Arbitration. Any dispute or disagreement under this Agreement shall be rendered by submitting such dispute or disagreement to an independent, mutually agreed upon arbitrator. The arbitrator shall conduct the arbitration in accordance with the Rules of the American Arbitration Association. If the parties are unable to select an arbitrator, the arbitrator shall be selected in accordance with the procedures of the American Arbitration Association. The decision of the arbitrator shall be final and binding upon the parties and non-appealable. Any decision and award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Any arbitration pursuant to this Agreement shall be conducted in [Orange County], California.

Section 21.

Confidentiality. No party hereto shall disclose to third parties, without the prior consent (which shall not be unreasonably withheld) of the other parties, in writing, the existence of or the terms of this Agreement, except to its accountants and attorneys or as required by law.

Section 22.

Further Assurances.    The parties hereto agree to cooperate reasonably and in good faith with one another in the performance of this Agreement.

Section 23.

Legal Costs. The parties hereto agree that in the event of arbitration or litigation between them, the non-prevailing party shall reimburse the prevailing party for all legal fees and expenses of counsel incurred by the prevailing party. The prevailing party shall be the party in whose favor a final decision or judgment is entered, after the conclusion of any appeals or after the time during which an appeal may be taken shall have run. Payment of sums owning under this Section 23 shall be made within ten (10) days following the date that the right to receive payment shall be final.

Section 24.

Term.  The obligations of the parties set forth herein shall continue in full force and effect until payment in full (or other liquidation) of the last Mortgage Loan.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers, all as of the day and year first above written.

[                                            ], as Seller

By: _______________________

Name:

Title:

BICEP CONDUIT, LLC, as Buyer

By:________________________

Name:

Title:

EXHIBIT A

FORM OF CONVEYANCE AGREEMENT

[Originator], as seller (the "Seller") and BICEP Conduit, LLC (the "Buyer"), pursuant to the Loan Purchase Agreement dated as of [            ], 2002  among the Seller, the Buyer and BancCap Funding, LLC (the "Loan Purchase Agreement"), hereby confirm their understanding with respect to the sale by the Seller and the purchase by the Buyer of those Mortgage Loans listed on the attached Mortgage Loan Schedule (the "Purchased Mortgage Loans").

Conveyance of Purchased Mortgage Loans. The Seller, concurrently with the execution and delivery of this Conveyance Agreement, does hereby irrevocably transfer, assign, set over and otherwise convey to the Buyer, without recourse (except as otherwise explicitly provided for herein) all of its right, title and interest in and to the Purchased Mortgage Loans, including specifically, without limitation, the Mortgages, the Mortgage Files and all other documents, materials and properties appurtenant thereto and the Mortgage Notes, including all interest accruing thereon and principal received on or with respect to such Purchased Mortgage Loans an or after the related Mortgagor's Cut-Off Date and all interest accruing thereon since the related Mortgagor's most recent paid-to date (or date of origination if no payment is yet due), together with all of its right title and interest in and to the proceeds received on or after the related Cut-Off Date of any related insurance policies on behalf of the Buyer. If the Seller cannot deliver the original Mortgage or mortgage assignment with evidence of recording thereon concurrently with the execution and delivery of this Conveyance Agreement solely because of a delay caused by the public recording office where such original Mortgage or mortgage assignment has been delivered for recordation, the Seller shall promptly deliver to the Buyer's designee on behalf of the Buyer such original Mortgage or mortgage assignment with evidence of recording indicated thereon upon receipt thereof from the public recording official, with a copy thereof delivered to the Servicer.

The costs relating to the delivery of the documents specified in this Conveyance Agreement shall be borne by the Seller.

The Seller hereby additionally certifies to the Buyer and the Servicer:

(i)

The representations and warranties of the Seller contained in the Loan Purchase Agreement and all related agreements, as of the date hereof, are true and correct in all material respects, and the Seller has complied in all material respects with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the date hereof in connection with the sale of the Purchased Mortgage Loans.

(ii)

There are no actions, suits or proceedings pending or threatened against or affecting the Seller which if adversely determined, individually or in the aggregate, would be reasonably likely to adversely affect in any material way the Seller's obligations under any agreement to which the Seller is a party. No merger, liquidation, dissolution or bankruptcy of the Seller is pending or contemplated.

(iii)

No material adverse change in the condition, financial or otherwise, or properties of the Seller has occurred since the date of the Loan Purchase Agreement.

All terms and conditions of the Loan Purchase Agreement are hereby incorporated herein; provided that in the event of any conflict the provisions of this Conveyance Agreement shall control over the conflicting provisions of the Loan Purchase Agreement.

Terms capitalized herein and not defined herein shall have their respective meanings as set forth in the Loan Purchase Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers, all as of the _ day of ________________.

[ORIGINATOR], as Seller

By:  ___________________________________

Title: __________________________________

BICEP CONDUIT, LLC, as Buyer

By:  ___________________________________

Title: __________________________________

Attachments

A.

Schedule of Purchased Mortgage Loans.

B.

Trustee's Initial Exception Report.

C.

Seller's Officer's Certificate.

D.

Closing Statement and Recap Summary.

ATTACHMENT A

[REQUIRED FIELDS]

ATTACHMENT B

[PENDING]

ATTACHMENT C

[PENDING]

ATTACHMENT D

Closing Statement and Funding Recap Summary

BICEP Conduit, LLC

Pool:  ______

Date Prepared: Sale Cut-off Date: (Close of Business) Sale Funding Date: Pricing Date:
Buyer: Seller:
Originator: Servicer: Scheduled Servicing Transfer Date: Broker Number:
Fixed Pool Identification Number: ARM Pool Identification Number: Investor Number: Number of Loans:
Fixed Pool Balance: ARM Pool Balance: Total Pool Balance:

EXHIBIT B

CONTENTS OF MORTGAGE FILE

1.

Collateral File

(a)

the original Note endorsed by [Originator] ("____") as follows: For value received, pay to he order of "[                                ] as Custodian or Trustee", without recourse with all intervening endorsements showing a complete chain of title from the original lender to [Originator];

(b)

the original Mortgage or Deed of Trust, with evidence of recording thereon, or, until the original Mortgage or Deed of Trust has been received from the applicable public recording office, a copy of the Mortgage or Deed of Trust certified by [Originator] to be a true and complete copy of the original Mortgage or Deed of Trust submitted for recording;

(c)

the Note riders signed as required;

(d)

a copy of the original unrecorded assignment of the Mortgage or Deed of Trust from [Originator] to "[                                 ] as Custodian or Trustee";

(e)

documentation of all intervening mortgage assignments with evidence of recording thereon, sufficient to show a complete chain of assignment from the originator of the Mortgage Loan to [Originator];

(f)

any and all assumption, modification, written assurance or substitution agreements, where the terms or provisions of a Mortgage or Note have been modified or such Mortgage or Note have been assumed; and

(g)

the title insurance policy and preliminary policy, including all endorsements and/or riders, or until an original policy is received, a binding commitment to issue such a policy, which contains a legal description of the Mortgaged Property and which has been signed on the origination date by an authorized agent of the title insurer.

2.

Servicing File (using the BancCap Stacking Order as of _____ 1, 2002)

(a)

any primary credit insurance policy or certificate of insurance;

(b)

all required hazard and flood insurance policies with respect to the Mortgage Property;

(c)

the tax service contract, where applicable;

(d)

any Private Mortgage Insurance Certificate;

(e)

any guaranty(s), surety agreement(s), and/or survey(s);

(f)

any appraisals on the Mortgaged Property;

(g)

the completed loan application signed by the Mortgagor;

(h)

the signed mortgage loan settlement sheet;

(i)

all employment, deposit and mortgage verifications, credit reports and reports and any other document relied upon in making the Mortgage Loan;

(j)

any Truth-in-Lending, RESPA and ECOA related documents required by law;

(k)

all records, ledger cards and other documents relating to the Mortgage Loan;

(1)

LIW Loan information worksheet;

(m)

Copies of all applicable transfer notifications (i.e., borrower insurance, flood insurance, hazard insurance and PMI); and

(n)

the original unrecorded assignment of the Mortgage or Deed of Trust from the Buyer to [___________________], as Custodian or Trustee.

EXHIBIT C

AUTHORIZED REPRESENTATIVES AND BICEP CONDUIT, LLC

Reference is hereby made to the Loan Purchase Agreement, dated as of [____________, 2002] (the "Agreement"), among [Originator], as seller ("____"), and BICEP Conduit, LLC, as Buyer (the "Buyer"):

The following are [Orginator]'s Authorized Representatives for purposes of the Agreement:

Name

Title

Specimen Signature

[____________________]

[____________________]

The following are the Buyer's Authorized Representatives for purposes of the Agreement:

Name

Title

Specimen Signature

Scott J. Reading

Michael W. Trickey

EXHIBIT D

APPLICABLE POOL PARAMETERS

(a)

Each Mortgage Loan is secured by a closed-end mortgage, in first or second lien position, to A to D credit borrowers  on single family 1-4 unit properties or manufactured housing properties.

(b)

No Mortgage Loan is classified as a Section 32 loan.

(c)

No Mortgage Loan has a balance less than $30,000.

(d)

No Mortgage Loan has a FICO score less than 500.

(e)

No ARM Pool will be more than [2.5]% under the fully indexed rate teased at origination calculated on a weighted average basis.

(f)

Each ARM is in a first lien position.

(g)

Each ARM's interest rate will be tied to either 6-month LIBOR or 1-year CMT.

(h)

Each ARM will have a 1% or 1.5% periodic (every six months) and 6% or 7% lifetime cap.

(i)

No more than [5%] of any Pool will consist of 2 year fixed/l-year adjustable, 3/1 or 5/1 intermediate mortgages (Treasury based index).

(j)

No less than 50% of each Pool will have been originated under a full documentation program.

(k)

No loan is 30 days or more contractually delinquent as of the securitization cut-off date.

(l)

No loan will have a Debt-to-Income ratio in excess of 60%.

(m)

No loan will have an original principal balance in excess of $750,000.

(n)

No loan will have a loan-to-value ration in excess of 100%.

EXHIBIT E

REPRESENTATION AND WARRANTIES

The Originator hereby represents and warrants with respect to the Mortgage Loans to the Purchaser that as of the Closing Date or as of such date specifically provided herein:

(a)

The Seller has good title to and is the sole owner and holder of the Mortgage Loan;

(b)

Immediately prior to the transfer and assignment to the Purchaser, the Mortgage Note and the Mortgage Loan were not subject to an assignment or pledge, and the Seller has full right and authority to sell and assign the Mortgage Loan;

(c)

The Seller is transferring such Mortgage Loan to the Purchaser free and clear of any and all liens, pledges, charges or security interests of any nature encumbering the Mortgage Loans;

(d)

The information set forth on Schedule I is true and correct in all material respects as of the Cut-off Date or such other date as may be indicated in such schedule;

(e)

The Mortgage Loan has been acquired, serviced, collected and otherwise dealt with by the Originator and any affiliate of the Originator in compliance with all applicable federal, state and local laws and regulations and the terms of the related Mortgage Note and Mortgage;

(f)

The related Mortgage Note and Mortgage are genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

(g)

The related Mortgage is a valid and enforceable first or second lien on the related Mortgaged Property, which Mortgaged Property is free and clear of all encumbrances and liens (including mechanics liens) having priority over the first or second lien of the Mortgage except for: (i) liens for real estate taxes and assessments not yet due and payable; (ii) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally or specifically reflected or considered in the lender's title insurance policy delivered to the originator of the Mortgage Loan and referred to in the appraisal made in connection with the origination of the related Mortgage Loan, (iii) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such Mortgage and (iv) the first lien on the Mortgaged Property, in the case of the Mortgages that are second liens;

(h)

Any security agreement, chattel mortgage or equivalent document related to such Mortgage Loan establishes and creates a valid and enforceable first or second lien on the Mortgaged Property;

(i)

As of the last calendar day of September 2001 and with respect to any Mortgage Loan that had a payment due on or before September 1, 2001, the related Monthly Payment due on September 1, 2001 has been received. In addition, none of the Initial Mortgage Loans have been 30 or more days delinquent in the last 12 months and none of the Initial Mortgage Loans have been 30 or more days delinquent for two payment periods in the last 12 months;

(j)

Neither the Originator nor the Seller has advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required under the Mortgage Loan;

(k)

Neither the Originator nor the Seller has impaired, waived, altered or modified the related Mortgage or Mortgage Note in any material respect, or satisfied, canceled, rescinded or subordinated such Mortgage or Mortgage Note in whole or in part or released all or any material portion of the Mortgaged Property from the lien of the Mortgage, or executed any instrument of release, cancellation, rescission or satisfaction of the Mortgage Note or Mortgage;

(l)

As of the Cut-off Date, the Mortgage has not been satisfied, canceled or subordinated, in whole or in part, or rescinded, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part (except for a release that does not materially impair the security of the Mortgage Loan or a release the effect of which is reflected in the Loan-to-Value Ratio for the Mortgage Loan as set forth in the Schedule of Mortgage Loans), nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission;

(m)

No Mortgage Loan is subject to any right of recission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of any Mortgage Note or Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or Mortgage unenforceable in whole or in part, or subject to any right of recission, set-off, counterclaim or defense, including the defense of usury, and no such right of recission, set-off, counterclaim or defense has been asserted with respect thereto;

(n)

To the Originator's knowledge, there is no proceeding pending for the total or partial condemnation and no eminent domain proceedings pending affecting any Mortgaged Property;

(o)

Each Mortgage Loan is covered by either (i) a mortgage title insurance policy or other generally acceptable form of insurance policy customary in the jurisdiction where the Mortgaged Property is located or (ii) if generally acceptable in the jurisdiction where the Mortgaged Property is located, an attorney's opinion of title given by an attorney licensed to practice law in the jurisdiction where the Mortgaged Property is located. All of the Originator's rights under such policies, opinions or other instruments shall be transferred and assigned to Purchaser upon sale and assignment of the Mortgage Loans hereunder. The title insurance policy has been issued by a title insurer licensed to do business in the jurisdiction where the Mortgaged Property is located, insuring the original lender, its successor and assigns, as to the first or second priority lien of the Mortgage in the original principal amount of the Mortgage Loan, subject to the exceptions contained in such policy. The Originator is the sole insured of such mortgagee title insurance policy, and such mortgagee title insurance policy is in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by this Agreement. Neither the Originator nor any affiliate of the Originator has made, and the Originator has no knowledge of, any claims under such mortgagee title insurance policy. The Originator is not aware of any action by a prior holder and neither the Originator nor any affiliate of the Originator has done, by act or omission, anything which could impair the coverage or enforceability of such mortgagee title insurance policy or the accuracy of such attorney's opinion of title;

(p)

There is no material default, breach, violation or event of acceleration existing under the related Mortgage or the related Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, other than a payment delinquency that is for a payment due after the date specified in (i) above. Neither the Originator, the Seller nor any affiliate of the Originator or the Seller has waived any default, breach, violation or event of acceleration;

(q)

With respect to any Mortgage Loan which provides for an adjustable interest rate, all rate adjustments have been performed in accordance with the terms of the related Mortgage Note or subsequent modifications, if any;

(r)

To the Originator's knowledge, there are no delinquent taxes, ground rents, water charges, sewer rents, assessments, insurance premiums, leasehold payments, including assessments payable in future installments or other outstanding charges, affecting the related Mortgaged Property;

(s)

No foreclosure proceedings are pending against the Mortgaged Property and the Mortgage Loan is not subject to any pending bankruptcy or insolvency proceeding, and to the Originator's best knowledge, no material litigation or lawsuit relating to the Mortgage Loan is pending;

(t)

The Mortgage Loan obligates the mortgagor thereunder to maintain a hazard insurance policy ("Hazard Insurance") in an amount at least equal to the lesser of (i) the maximum insurable value of such improvements or (ii) the principal balance of the Mortgage Loan with a standard mortgagee clause, in either case in an amount sufficient to avoid the application of any "co-insurance provisions," and, if it was in place at origination of the Mortgage Loan, flood insurance, at the mortgagor's cost and expense. If the Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency ("FEMA") as having special flood hazards, a flood insurance policy is in effect which met the requirements of FEMA at the time such policy was issued. The Mortgage obligates the Mortgagor to maintain the Hazard Insurance, and, if applicable, flood insurance policy at the Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at the Mortgagor's cost and expense, and to seek reimbursement therefor from the Mortgagor. The Mortgaged Property is covered by Hazard Insurance;

(u)

The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage;

(v)

The Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the Mortgagee thereunder. The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale or judicial foreclosure and (ii) otherwise by judicial foreclosure. Since the date of origination of the Mortgage Loan, the Mortgaged Property has not been subject to any bankruptcy proceeding or foreclosure proceeding and the Mortgagor has not filed for protection under applicable bankruptcy laws. There is no homestead or other exemption available to the Mortgagor that would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage. In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, as been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by Purchaser to the trustee under the deed of trust, except in connection with a trustee's sale after default by the related Mortgagor. The Mortgagor has not notified the Originator or any affiliate of the Originator and the Originator has no knowledge of any relief requested or allowed to the Mortgagor under the Soldiers and Sailors Civil Relief Act of 1940;

(w)

Except as set forth in the appraisal which forms part of the related Mortgage File, the Mortgaged Property, normal wear and tear excepted, is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect materially and adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended;

(x)

To the Originator's knowledge, there was no fraud involved in the origination of the Mortgage Loan by the mortgagee or by the Mortgagor, any appraiser or any other party involved in the origination of the Mortgage Loan;

(y)

Each Mortgage File contains an appraisal of the Mortgaged Property indicating an appraised value equal to the appraised value identified for such Mortgaged Property on the Mortgage Loan Schedule. Each appraisal has been performed in accordance with the provisions of the Financial Institutions Reform, Recovery and Enforcement Act of 1989;

(z)

To the best of the Originator's knowledge, all parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) in compliance with any and all applicable "doing business" and licensing requirements of the laws of the state wherein the Mortgaged Property is located;

(aa)

No improvements on the related Mortgaged Property (upon which value was given) encroach on adjoining properties (and in the case of a condominium unit, such improvements are within the project with respect to that unit), and no improvements on adjoining properties encroach upon the Mortgaged Property unless there exists in the Mortgage File a title Policy with endorsements which insure against losses sustained by the insured as a result of such encroachments;

(bb)

Each Mortgage Loan was originated or acquired by a savings and loan association, a savings bank, a commercial bank or similar banking institution which is supervised and examined by a federal or state authority, or by a mortgagee approved by the Secretary of HUD. Each Mortgage Loan was originated substantially in accordance with the Originator's underwriting criteria, which are at least as stringent as the underwriting criteria set forth in the Prospectus Supplement. Each Mortgage Loan is currently being serviced by the Originator and has been serviced by the Originator since the date of origination of such Mortgage Loan;

(cc)

(i) Principal payments on the Mortgage Loan commenced no more than two months after the proceeds of the Mortgage Loan were disbursed and (ii) each Mortgage Note is payable on the first day of each month;

(dd)

Other than with respect to not more than 5.97% of the Initial Mortgage Loans (by aggregate principal balance of the Initial Mortgage Loans as of the Cut-off Date), which are "balloon payment" mortgage loans, each Initial Mortgage Loan is fully amortizing;

(ee)

The Mortgage Loan bears interest at the Mortgage Rate and the Mortgage Note does not permit negative amortization. No Mortgage Loan bearing interest at an adjustable rate permits the Mortgagor to convert the Mortgage Loan to a fixed rate Mortgage Loan;

(ff)

With respect to escrow deposits, if any, all such payments are in the possession of, or under the control of, the Master Servicer and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. No escrow deposits or escrow advances or other charges or payments due the Master Servicer have been capitalized under any Mortgage or the related Mortgage Note;

(gg)

No Mortgage Loan contains provisions pursuant to which scheduled payments are: (i) paid or partially paid with funds deposited in any separate account established by the Originator, the Seller, the Mortgagor, or anyone on behalf of the Mortgagor; or (ii) paid by any source other than the Mortgagor or contains any other similar provisions which may constitute a "buydown" provision. The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature;

(hh)

As of the origination date of each Mortgage Loan, the related Mortgaged Property is lawfully permitted to be occupied under applicable law;

(ii)

No law relating to servicing, collection or notification practices and no law relating to origination practices, has been violated in connection with any Mortgage Loan transferred to the Purchaser pursuant to this Agreement, including, without limitation, usury, truth in lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws. The Mortgage Loan has been serviced in accordance with the terms of the Mortgage Note.

(jj)

No Mortgage Loan was made in connection with (a) the construction or rehabilitation of a Mortgaged Property or (b) facilitating the trade-in or exchange of a Mortgaged Property;

(kk)

The proceeds of the Mortgage Loan have been fully disbursed to or for the account of the Mortgagor and there is no obligation for the Mortgagee to advance additional funds thereunder, and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage have been paid, and the Mortgagor is not entitled to any refund of any amounts paid or due to the, Mortgagee pursuant to the Mortgage Note or Mortgage;

(ll)

There are no mechanics' or similar liens or claims that have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such lien) affecting the related Mortgaged Property that are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage;

(mm)

As to each Mortgage Loan, interest is calculated on the Mortgage Note on the basis of twelve 30-day months and a 360 day year;

(nn)

The Mortgaged Property consists of one of the following: detached or semi-detached one- to four-family dwelling units, townhouses, individual condominium units and individual units in planned unit developments, or manufactured homes;

(oo)

Each Mortgage Loan constitutes a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code;

(pp)

The Mortgage Loans were not intentionally selected by the Seller in a manner intended to adversely affect the Purchaser or the Trust;

(qq)

The representations, warranties and covenants, set forth in this Section shall survive the Closing Date;

(rr)

The Mortgage Loans have original terms to maturity ranging from 15 to 30 years;

(ss)

With respect to the Mortgage Loans, no more than 33.22%; 15.54%; 9.80% and 5.88% of the Initial Mortgage Loans, by Cut-off Date Principal Balance will be secured by Mortgaged Properties located in California, New York, Massachusetts and New Jersey, respectively; and 72.69% of the Initial Mortgage Loans, by Cut-off Date Principal Balance will be secured by real property with a single family residence erected thereon and 3.83% of the Initial Mortgage Loans, by the Cut-off Date Principal Balance are secured by condominiums;

(tt)

As of the Cut-off Date, each Mortgage Loan, had a Loan-to-Value-Ratio that was less than or equal to 100.00%;

(uu)

With respect to each Mortgage Loan, the Mortgage Note related thereto bears a fixed Mortgage Rate or an adjustable Mortgage Rate which will be adjusted on each Adjustment Date to equal the Index plus the Gross Margin, rounded to the nearest or next highest 0.125%, subject to the Periodic Rate Cap, the Maximum Mortgage Rate and the Minimum Mortgage Rate;

(vv)

The average Cut-off Date Principal Balance of the Initial Mortgage Loans is $337,792.21;

(ww)

No Mortgage Loan is subject to the requirements of the Home Ownership and Equity Protection Act of 1994 ("HOEPA") and no Mortgage Loan is in violation of any state law or ordinance similar to HOEPA;

(xx)

Each Mortgage Loan conforms, and all Mortgage Loans in the aggregate conform, in all material respects, to the description thereof set forth in the Prospectus Supplement;

(yy)

With respect to second lien Mortgage Loans, either (a) no consent for the Mortgage Loan is required by the holder of the related first lien or (b) such consent has been obtained and is contained in the Mortgage File; and

(zz)

Each Mortgage Note is comprised of one original promissory note and each such promissory note constitutes an "instrument" for purposes of section 9-102(a)(65) of the UCC.

EXHIBIT F

FORM OF OPINION

[Date]

To:  The Addressees identified on "Schedule I" attached hereto

Ladies and Gentlemen:

I am general counsel to [Originator], a [___________] corporation ("____"), and have acted as such in connection with the execution and delivery of the following agreements:

1.

The Loan Purchase Agreement among [Originator], BICEP Conduit, LLC. (“BICEP") and BancCap Funding, LLC ("BancCap"), dated [_______________, 2002_] (the "Agreement");

2.    The Commitment Agreement by and among [Originator], BICEP and BancCap dated as of [_____ ___, 2002];

3.

The Operating Agreement of BASIC Residual Holdings LLC [Originator], BICEP, BancCap and the other members, dated as of [__________, 2002]; and

The foregoing documents are sometimes collectively referred to below as the "Documents", and any one of them is sometimes referred to below as a "Document".

All capitalized terms herein not otherwise defined herein shall have the respective meanings set forth in the Agreement.

In rendering the opinions set forth herein, I have (i) examined executed copies of the Documents; (ii) examined originals or photostatic or certified copies of all such corporate records of [ORIGINATOR] and such certificates of public officials, certificates of corporate officers, and other documents, records financial statements and papers and have made such inquiries of officers, employees and representatives of [ORIGINATOR] as I have deemed appropriate and necessary as a basis for the opinions hereinafter expressed, and I have further assumed the truth, accuracy and completeness of all information provided to me by such persons; (iii) assumed the genuineness of all signatures (other than those of the officers of [ORIGINATOR] affixed to the Documents) and the authenticity of all documents submitted to me as originals and the conformity to original documents of all documents submitted to me as certified or photostatic copies; and (iv) assumed the due execution and delivery, pursuant to the due authorization, of each of the Documents by each of the respective parties (other than [ORIGINATOR]) to each such Document.

I am qualified to practice law in the State of [California], and I am not expert in and express no opinion as to the laws of other jurisdictions other than the federal law of the United States. In rendering the above opinions, I have assumed that the state law(s) applicable to the Documents and under which the same are to be construed is identical in all material respects to the law of the State of [California]. Furthermore, the opinions expressed herein do not purport to opine as to applicable state "Blue Sky" laws, legal investment laws, or other state or federal laws pertaining to any securities law issues and securities matters relating to the transactions described in the Documents.

Based upon the foregoing, and subject to the other qualifications stated herein, I am of the opinion that:

1.

[ORIGINATOR] is a corporation duly organized, validly existing and in good standing under the laws of the State of [California].

2.

[ORIGINATOR] has all licenses and qualifications necessary to carry on its business as now being conducted and to perform its obligations hereunder; [ORIGINATOR] has the power and authority to execute and deliver each of the Documents and to perform its obligations in accordance therewith; the execution, delivery and performance of each of the Documents (including any Conveyance Agreement and any other instruments of transfer to be delivered pursuant to any of the Documents) by [ORIGINATOR] and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and do not violate the organization documents of [ORIGINATOR], contravene or violate any law, regulation, injunction, order, decree or other instrument applicable to [ORIGINATOR] or to our knowledge, contravene, violate or result in any breach of any provision of, or constitute a default under, or result in the imposition of any lien on any assets of [ORIGINATOR] pursuant to the provisions of, any mortgage, indenture, contract, agreement or other undertaking to which [ORIGINATOR] is a party or which purports to be binding upon [ORIGINATOR] or any of [ORIGINATOR]'s assets; and each of the Documents evidences the valid and binding obligation of [ORIGINATOR] enforceable against [ORIGINATOR] in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditor's rights generally or the application of equitable principles in any proceeding, whether at law or in equity;

3.

There are no actions, approvals, consents, waivers, exemptions, variances, franchises, orders, permits, authorizations, rights and licenses required to be taken, given or obtained, as the case may be, by or from any federal, state or other governmental authority or agency, that are necessary in connection with the execution, delivery or performance by [ORIGINATOR] of and of the Documents;

4.

To our knowledge, there is no action, suit, proceeding or investigation pending or, to the best of [ORIGINATOR]'s knowledge, threatened against [ORIGINATOR] which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of [ORIGINATOR] or in any material impairment of the right or ability of [ORIGINATOR] to carry on its business substantially as now conducted, or in any material liability on the part of [ORIGINATOR] or which could affect the validity of any Documents or the Mortgage Loans or of any action taken or to be taken in connection with the obligations of [ORIGINATOR] contemplated herein, or which would be likely to impair the ability of [ORIGINATOR] to perform under the terms of any Documents;

5.

[ORIGINATOR] is not in default with respect to any mortgage, indenture, contract, agreement or other undertaking to which [ORIGINATOR] is a party or which purports to be binding upon [ORIGINATOR] or any of [ORIGINATOR]'s assets, or with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the conditions (financial or other) or operations of [ORIGINATOR] or its properties or might have consequences that would adversely affect its performance under any of the Documents.

6.

The execution and delivery of each of the Documents, and its respective performance of its obligations thereunder, will not (I) require any action by or in respect of, or filing with, any governmental body, agency or official (other than the filing of Uniform Commercial Code financing statements), or (ii) contravene, or constitute a default under, any provision of applicable law or regulation or of its Certificate (or Articles) of Incorporation or Bylaws or of any agreement, judgment, injunction, order, decree or other instrument binding upon [ORIGINATOR].

The foregoing opinions are being rendered for the benefit only of the Addressees listed on the attachment and may not be disclosed to, quoted to or relied upon by any other person or entity without the prior written consent of the undersigned.

Very truly yours,

SCHEDULE 1

BancCap Funding, LLC

685 East Carnegie Drive, Suite 205

San Bernardino, California  92408

BICEP Conduit, LLC

553 Capital Drive

Lake Zurich, Illinois  60047